Exhibit 99.1

Benefitfocus, Inc. 843-981-8898 pr@benefitfocus.com Investor Relations: Patti Leahy 843-981-8899 ir@benefitfocus.com

Benefitfocus Announces Third Quarter 2021 Financial Results

Delivers on third quarter financial commitments

Focused on providing service excellence to deliver enhanced stakeholder value

Charleston, S.C. – November 3, 2021 – Benefitfocus, Inc. (NASDAQ: BNFT), an industry-leading benefits technology platform that simplifies benefits administration for employers, health plans and brokers, today announces its third quarter 2021 financial results.

Third quarter financial highlights:

•	Revenue of $62.0 million exceeds guidance
•	GAAP EPS of ($0.59) vs. ($0.19) in third quarter 2020
•	Non-GAAP EPS of ($0.19) exceeds guidance
•	GAAP net loss of ($18.1) million vs. ($4.4) million in third quarter 2020
•	Adjusted EBITDA of $6.7 million, above midpoint of guidance
•	Operating cash flow of $9.4 million and free cash flow of $6.9 million
•	De-levered balance sheet and improved capital structure through convertible note repurchase
•	Cash and marketable securities of $94.5 million, down $98.7 million from prior quarter primarily reflecting repurchase of convertible notes

Other recent highlights:

•	Selected by State of Wisconsin Department of Employee Trust Funds for Employee Insurance Administration Modernization for 239,000 members
•	Selected by State of Nevada Public Employees’ Benefits Program (PEBM) for Employee Enrollment Benefits Management System Modernization for 72,000 members
•	Achieved HITRUST CSF® Certification to Enhance Third-Party Privacy, Security and Compliance for Customer Data
•	Added Full Suite of Voluntary Insurance Offerings from American Public Life to Benefit Catalog

“Our entire team is working with a great sense of urgency and discipline to deliver enhanced service excellence for our customers during this year’s open enrollment,” said Matt Levin, president and chief executive officer

. “I expect this heightened focus, combined with the commitment and deep experience of our team, will result in stellar performance for our stakeholders including our customers, partners and shareholders.”

“I am pleased with our performance this quarter as we again delivered on our financial commitments,” said Alpana Wegner, chief financial officer. “Our strong cash position enabled us to opportunistically de-lever the balance sheet while preserving flexibility to invest strategically and advance our growth strategy.”

Third Quarter 2021 Financial Highlights

Revenue

•	Total revenue was $62.0 million, down 2% compared to the third quarter of 2020.
•	Software services was $50.9 million, up 1% compared to the third quarter of 2020. Software services is comprised of subscription and platform revenue.
o	Subscription revenue was $44.8 million, relatively flat compared to the third quarter of 2020.
o	Platform revenue was $6.2 million, up 10% compared to the third quarter of 2020.
•	Professional services revenue was $11.1 million, down 15% compared to the third quarter of 2020.

Net Loss

•

GAAP net loss available to common stockholders was ($19.7) million, compared to ($6.0) million in the third quarter of 2020. GAAP net loss per share was ($0.59), based on 33.4 million basic and diluted weighted average common shares outstanding, compared to ($0.19) for the third quarter of 2020, based on 32.3 million basic and diluted weighted average common shares outstanding.

Non-GAAP Net Loss, Adjusted EBITDA and Free Cash Flow

•

Non-GAAP net loss available to common stockholders was ($6.3) million compared to ($2.7) million in the third quarter of 2020. Non-GAAP net loss per share was ($0.19) based on 33.4 million basic and diluted weighted average common shares outstanding, compared to ($0.08) in the third quarter of 2020, based on 32.3 million basic and diluted weighted average common shares outstanding.

•	Adjusted EBITDA was $6.7 million, compared to $10.5 million in the third quarter of 2020.
•	Free cash flow was $6.9 million, compared to $11.3 million in the third quarter of 2020.

See important disclosures about non-GAAP measures, and a reconciliation of them to GAAP, below.

Balance Sheet

•

Cash and cash equivalents and marketable securities at September 30, 2021 totaled $94.5 million, compared to $193.2 million at the end of the second quarter of 2021 primarily reflecting the repurchase of approximately $100.2 million worth of our convertible notes

•	The full $50.0 million line of credit remains available to the company.

Business Outlook

Based on information available as of November 3, 2021, Benefitfocus is providing guidance for the fourth quarter and full year as indicated below.

Fourth Quarter 2021

•	Total revenue is expected to be in the range of $66 million to $72 million.
•	Adjusted EBITDA is expected to be in the range of $13 million to $19 million.
•

Non-GAAP net (loss) income available to common stockholders is expected to be between ($0.7) million and $5.3 million, or between ($0.02) per share based on 33.4 million basic and diluted weighted average shares outstanding and $0.15 per share based on 34.6 million diluted weighted average shares outstanding.

Full Year 2021

The company is reiterating guidance previously provided for Full Year 2021 as follows:

•	Total revenue is expected to be in the range of $254 million to $260 million.
•	Adjusted EBITDA is expected to be in the range of $44 million to $50 million.
•	Free cash flow is expected to be in the range of $20 million to $26 million.

Adjusted EBITDA and free cash flow guidance excludes the impact of restructuring and impairment charges.

Management has not reconciled forward-looking non-GAAP net loss, adjusted EBITDA or free cash flow to their most directly comparable GAAP measure of GAAP net loss or GAAP operating cash flows. This is because we cannot predict with reasonable certainty the ultimate outcome of the various necessary GAAP components of such reconciliations, including, for example, those related to compensation, acquisition transactions and integration, or others that may arise during the year, without unreasonable effort. These components and other factors could materially impact the amount of future directly comparable GAAP measures, which may differ significantly from their non-GAAP counterparts. See below for additional important disclosures regarding our non-GAAP financial measures.

Conference Call Details:

In conjunction with this announcement, Benefitfocus will host a conference call to discuss the company’s financial results and business outlook on Wednesday, November 3, 2021, at 5:00 p.m. ET. To access this call, dial (877) 407-9208 (domestic) or +1 (201) 493-6784 (international). A live webcast of the conference call will be available on the Investor Relations page of the company’s website at http://investor.benefitfocus.com/. After the conference call, a replay will be available until November 10, 2021, and can be accessed by dialing (844) 512-2921 (domestic) or +1 (412) 317-6671 (international) with passcode 13724236.

About Benefitfocus

Benefitfocus (NASDAQ: BNFT) unifies the entire benefits industry through innovative technology solutions that bring efficiency, cost savings and simplicity to employee benefits administration. Our powerful cloud-based software, data-driven insights and thoughtfully designed services help employers, insurance brokers, health plans and suppliers address the complexity of benefits enrollment and engagement, while bringing easier access to health, wealth and lifestyle products through a world-class benefits experience. Our mission is simple: to improve lives with benefits.

Non-GAAP Financial Measures

The company uses certain non-GAAP financial measures in this release, including non-GAAP gross profit, operating income/loss, net loss/income, net loss/income per common share, adjusted EBITDA and free cash flow. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance or financial position that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP.

Non-GAAP gross profit, operating income/loss, net loss/income and net loss/income per common share exclude stock-based compensation expenses, amortization of acquisition-related intangible assets, transaction and acquisition-related costs expensed, expense related to the impairment of goodwill, intangible assets and long-lived assets, gain or loss on extinguishment of debt, and costs not core to our business. We define adjusted EBITDA as net loss before net interest, taxes, and depreciation and amortization expense, adjusted to eliminate stock-based compensation expense, expense related to the impairment of goodwill, intangible assets and long-lived assets, transaction and acquisition-related costs expensed, restructuring costs, gain or loss on extinguishment of debt, and costs not core to our business. We define free cash flow as cash provided by or used in operating activities less capital expenditures, adjusted to eliminate restructuring costs. Please note that other companies might define their non-GAAP financial measures differently than we do.

Management presents these non-GAAP financial measures in this release because it considers them to be important supplemental measures of performance. Management uses these non-GAAP financial measures for planning purposes, including analysis of the company's performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management believes that these non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company's financial and operational performance. Management also intends to provide these non-GAAP financial measures as part of the company’s future earnings discussions and, therefore, their inclusion should provide consistency in the company’s financial reporting.

Non-GAAP financial measures have limitations as an analytical tool. Investors are encouraged to review the reconciliation of the non-GAAP measures to their most directly comparable GAAP measures provided in this release, including in the accompanying tables.

Safe Harbor Statement

Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements. Actual results might differ materially from those explicit or implicit in the forward-looking statements. Important factors that could cause actual results to differ materially include: our continuing losses and need to achieve GAAP profitability; fluctuations in our financial results; our ability to maintain our culture and recruit, integrate and retain qualified personnel, including on our board of directors; our ability to compete effectively and implement our growth strategy; the need to innovate and provide useful products and services; risks related to changing healthcare and other applicable regulations; the immature and volatile nature of the market for our products and services; privacy; security and other risks associated with our business; management of growth; volatility and uncertainty in the global economy and financial markets in light of the evolving COVID-19 pandemic; and the other risk factors set forth from time to time in our SEC filings, copies of which are available free of charge within the Investor Relations section of the Benefitfocus website at http://investor.benefitfocus.com/sec-filings or upon request from our Investor Relations Department. Benefitfocus assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Source: Benefitfocus, Inc.

Benefitfocus, Inc.

Unaudited Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue	$62,026	$63,583	$187,993	$191,911
Cost of revenue(1)(2)	31,247	30,113	87,870	94,422
Gross profit	30,779	33,470	100,123	97,489
Operating expenses:(1)(2)(3)
Sales and marketing	12,669	12,405	34,481	39,863
Research and development	11,062	11,439	32,997	34,252
General and administrative	12,156	9,424	39,592	29,320
Restructuring costs	–	–	4,127	5,616
Total operating expenses	35,887	33,268	111,197	109,051
Loss from operations	(5,108)	202	(11,074)	(11,562)
Other income (expense):
Interest income	52	40	163	563
Interest expense	(5,556)	(5,771)	(16,757)	(17,524)
(Loss) gain on repurchase of convertible senior notes	(7,520)	1,138	(7,520)	1,138
Other income	120	1	142	8
Total other expense, net	(12,904)	(4,592)	(23,972)	(15,815)
Loss before income taxes	(18,012)	(4,390)	(35,046)	(27,377)
Income tax expense	42	6	125	17
Net loss	(18,054)	(4,396)	(35,171)	(27,394)
Preferred dividends	(1,600)	(1,600)	(4,800)	(2,062)
Net loss available to common stockholders	$(19,654)	$(5,996)	$(39,971)	$(29,456)
Comprehensive loss	$(18,054)	$(4,396)	$(35,171)	$(27,394)

Net loss per common share:
Basic and diluted	$(0.59)	$(0.19)	$(1.21)	$(0.91)
Weighted-average common shares outstanding:
Basic and diluted	33,354,624	32,263,876	32,978,394	32,320,201

(1) Stock-based compensation included in above line items:
Cost of revenue	$511	$1,304	$1,475	$2,604
Sales and marketing	963	766	2,470	2,240
Research and development	589	785	1,210	1,717
General and administrative	2,532	1,004	5,339	4,298

(2) Amortization of acquired intangible assets included in above line items:
Cost of revenue	$332	$321	$1,005	$961
Sales and marketing	78	82	231	256
Research and development	110	119	336	342
General and administrative	48	46	133	146

(3) Transaction and acquisition-related costs expensed included in above line items:
General and administrative	$80	$18	$240	$425

Benefitfocus, Inc.

Unaudited Consolidated Balance Sheets

(in thousands, except share and per share data)

	As of September 30, 2021	As of December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$12,589	$90,706
Marketable securities	81,899	95,085
Accounts receivable, net	20,368	22,240
Contract, prepaid and other current assets	17,239	21,354
Total current assets	132,095	229,385
Property and equipment, net	27,259	29,701
Financing lease right-of-use assets	58,503	68,670
Operating lease right-of-use assets	925	1,107
Intangible assets, net	8,688	10,393
Goodwill	12,857	12,857
Deferred contract costs and other non-current assets	12,078	10,259
Total assets	$252,405	$362,372
Liabilities, redeemable preferred stock and stockholders' deficit
Current liabilities:
Accounts payable	$7,729	$2,160
Accrued expenses	8,155	6,262
Accrued compensation and benefits	16,993	19,129
Deferred revenue, current portion	26,113	27,782
Lease liabilities and financing obligations, current portion	7,226	5,959
Total current liabilities	66,216	61,292
Deferred revenue, net of current portion	2,651	4,422
Convertible senior notes	105,637	184,308
Lease liabilities and financing obligations, net current portion	77,265	79,282
Other non-current liabilities	2,661	2,470
Total liabilities	254,430	331,774
Commitments and contingencies
Redeemable preferred stock:
Series A preferred stock, par value $0.001, 5,000,000 shares authorized, 1,777,778 and 1,777,778 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively, liquidation preference $45 per share as of September 30, 2021 and December 31, 2020, respectively	79,193	79,193
Stockholders' deficit:
Common stock, par value $0.001, 95,000,000 and 50,000,000 shares authorized, 33,386,994 and 32,327,439 issued and outstanding at September 30, 2021 and December 31, 2020, respectively	33	32
Additional paid-in capital	429,978	427,431
Accumulated deficit	(511,229)	(476,058)
Total stockholders' deficit	(81,218)	(48,595)
Total liabilities, redeemable preferred stock and stockholders' deficit	$252,405	$362,372

Benefitfocus, Inc.

Unaudited Consolidated Statements of Cash Flows

(in thousands)

	Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities
Net loss	$(35,171)	$(27,394)
Adjustments to reconcile net loss to net cash and cash equivalents provided by operating activities:
Depreciation and amortization	18,976	18,479
Stock-based compensation expense	10,494	10,859
Accretion of interest on convertible senior notes	8,590	8,834
Interest accrual on finance lease liabilities	3,259	71
Rent expense less than payments	(41)	(24)
Non-cash accretion income from investments	741	16
Impairment or loss on disposal of right-of-use assets and property and equipment	4,074	–
Loss (gain) on extinguishment of debt	7,520	(1,138)
Provision for doubtful accounts	–	111
Changes in operating assets and liabilities:
Accounts receivable, net	1,872	3,685
Accrued interest on investments	161	(38)
Contract, prepaid and other current assets	4,009	7,502
Deferred costs and other non-current assets	1,238	1,014
Accounts payable and accrued expenses	6,960	(9,157)
Accrued compensation and benefits	(2,136)	490
Deferred revenue	(3,441)	(5,726)
Other non-current liabilities	191	3,490
Net cash and cash equivalents provided by operating activities	27,296	11,074
Cash flows from investing activities
Purchases of investments held to maturity	(91,361)	(67,785)
Proceeds from investments held to maturity	100,588	–
Purchases of property and equipment	(7,454)	(9,739)
Net cash and cash equivalents provided by (used in) investing activities	1,773	(77,524)
Cash flows from financing activities
Draws on revolving line of credit	–	10,000
Payments on revolving line of credit	–	(10,000)
Repurchase of convertible senior notes	(98,678)	(14,619)
Payments of debt issuance costs	–	(154)
Cancellation of convertible senior notes capped call hedge	98	26
Proceeds from issuance of preferred stock, net of issuance costs	–	79,192
Payments of preferred dividends	(4,800)	(2,062)
Repurchase of common stock	–	(9,667)
Proceeds from exercises of stock options and ESPP	322	513
Payments on financing obligations	(226)	(635)
Payments of principal on finance lease liabilities	(3,902)	(8,880)
Net cash and cash equivalents (used in) provided by financing activities	(107,186)	43,714
Net decrease in cash and cash equivalents	(78,117)	(22,736)
Cash and cash equivalents, beginning of period	90,706	130,976
Cash and cash equivalents, end of period	$12,589	$108,240

Supplemental disclosure of non-cash investing and financing activities
Property and equipment purchases in accounts payable and accrued expenses	$945	$–

Benefitfocus, Inc.

Unaudited Reconciliation of GAAP to Non-GAAP Measures

(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Reconciliation from Gross Profit to Non-GAAP Gross Profit:
Gross profit	$30,779	$33,470	$100,123	$97,489
Amortization of acquired intangible assets	332	321	1,005	961
Stock-based compensation expense	511	1,304	1,475	2,604
Total net adjustments	843	1,625	2,480	3,565
Non-GAAP gross profit	$31,622	$35,095	$102,603	$101,054

Reconciliation from Operating (Loss) Income to Non-GAAP Operating Income:
Operating (loss) income	$(5,108)	$202	$(11,074)	$(11,562)
Amortization of acquired intangible assets	568	568	1,705	1,705
Stock-based compensation expense	4,595	3,859	10,494	10,859
Transaction and acquisition-related costs expensed	80	18	240	425
Impairment of long-lived assets	—	—	4,003	—
Costs not core to our business	542	—	4,140	—
Total net adjustments	5,785	4,445	20,582	12,989
Non-GAAP operating income	$677	$4,647	$9,508	$1,427

Reconciliation from Net Loss to Adjusted EBITDA:
Net loss	$(18,054)	$(4,396)	$(35,171)	$(27,394)
Depreciation	3,615	3,774	10,682	11,496
Amortization of software development costs	2,268	2,032	6,589	5,278
Amortization of acquired intangible assets	568	568	1,705	1,705
Interest income	(52)	(40)	(163)	(563)
Interest expense	5,556	5,771	16,757	17,524
Income tax expense	42	6	125	17
Stock-based compensation expense	4,595	3,859	10,494	10,859
Transaction and acquisition-related costs expensed	80	18	240	425
Restructuring costs	—	—	4,127	5,616
Impairment of long-lived assets	—	—	4,003	—
Loss (gain) on repurchase of convertible senior notes	7,520	(1,138)	7,520	(1,138)
Costs not core to our business	542	—	4,140	—
Total net adjustments	24,734	14,850	66,219	51,219
Adjusted EBITDA	$6,680	$10,454	$31,048	$23,825

Reconciliation from Net Loss to Non-GAAP Net Loss:
Net loss	$(18,054)	$(4,396)	$(35,171)	$(27,394)
Amortization of acquired intangible assets	568	568	1,705	1,705
Stock-based compensation expense	4,595	3,859	10,494	10,859
Transaction and acquisition-related costs expensed	80	18	240	425
Impairment of long-lived assets	—	—	4,003	—
Loss (gain) on repurchase of convertible senior notes	7,520	(1,138)	7,520	(1,138)
Costs not core to our business	542	—	4,140	—
Total net adjustments	13,305	3,307	28,102	11,851
Non-GAAP net loss	$(4,749)	$(1,089)	$(7,069)	$(15,543)

Calculation of Non-GAAP Earnings Per Share:
Non-GAAP net loss	$(4,749)	$(1,089)	$(7,069)	$(15,543)
Preferred dividends	(1,600)	(1,600)	(4,800)	(2,062)
Non-GAAP net loss available to common stockholders	$(6,349)	$(2,689)	$(11,869)	$(17,605)

Weighted average shares outstanding - basic and diluted	33,354,624	32,263,876	32,978,394	32,320,201
Shares used in computing non-GAAP net loss per share - basic and diluted	33,354,624	32,263,876	32,978,394	32,320,201
Non-GAAP net loss per common share - basic and diluted	$(0.19)	$(0.08)	$(0.36)	$(0.54)

Reconciliation of Cash Flows from Operations to Free Cash Flow:
Net cash and cash equivalents provided by operating activities	$9,369	$13,208	$27,296	$11,074
Purchases of property and equipment	(2,971)	(2,664)	(7,454)	(9,739)
Cash paid for restructuring costs	502	745	1,886	5,201
Total net adjustments	(2,469)	(1,919)	(5,568)	(4,538)
Free Cash Flow	$6,900	$11,289	$21,728	$6,536